Exhibit 10.4

Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

Shenzhen Lohas World Co., Ltd.

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

And

Lohas Agricultural Information Technology Co., Ltd.

Exclusive Option Agreement (English Translation)

Exclusive Option Agreement

This Exclusive Option Agreement (hereinafter referred to as “this Agreement”) is signed by the following parties on _16__(Day)__August__ (Month)_2019__(Year):

(1)	Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (hereinafter referred to as “WFOE”), a wholly foreign-owned company established and existing under Chinese law with unified social credit code of XX;

(2)	Shareholder A: Shenzhen Lohas World Co., Ltd., a joint stock limited company established according to Chinese law with unified social credit code of XX;

(3)	Shareholder B: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership), a limited partnership established under Chinese law with unified social credit code of XX;

(Shareholder A and Shareholder B, respectively and collectively referred to as “Existing Shareholders”)

(4)	Loha Agricultural Information Technology Co., Ltd. (hereinafter referred to as “Company”), a limited liability company established and existing under Chinese law, with unified social credit code of XX.

(In this Agreement, the above parties are hereinafter referred to as “one party” separately and collectively as “all parties”)

In view of:

1.	The Existing Shareholders are registered shareholders of the Company and hold all of the shares of the Company in accordance with the law. On the date of signing this Agreement, their respective capital contribution and ownership of the registered capital of the Company are shown in Annex I.

2.	Existing Shareholders intend to transfer to the WFOE all their equity interests in the Company without violating Chinese law, and the WFOE intends to accept such transfers.

3.	In order to consummate the above-mentioned share transfer, the Existing Shareholders agree to grant an irrevocable Share Transfer Option (hereinafter referred to as the “Share Transfer Option”) exclusively to the WFOE. According to such option and to the extent permitted by Chinese law, the Existing Shareholders shall transfer the Share Transfer Option to the WFOE or any other entities or individuals designated by the WFOE according to the requirements of the WFOE.

4.	The Company agrees that the Existing Shareholders shall grant the Share Transfer Option to the WFOE in accordance with this Agreement.

Consequently, by consensus, the parties hereto reached the following agreements:

1.	Granting of Share Transfer Option

1.1	The Existing Shareholders agree severely and jointly that they hereby irrevocably and without any additional conditions exclusively grant the WFOE the Share Transfer Option under which WFOE has the right, to the extent permitted by Chinese law, to require the Existing Shareholders to transfer all their present and future equity interests (including any future equity increase (hereinafter referred to as “Option Equity”) as a result of the increase in the registered capital of the Company) in the Company to the WFOE and/or any other entity or individual designated by WFOE in the manner specified in this Agreement. The WFOE also agrees to accept such option. Existing Shareholders hereby waive their respective preemptive rights under the articles of association of the Company and Chinese law in respect of the Company’s equity, and hereby irrevocably agree to any transfer of Option Equity to the WFOE and/or its designated entity or individual.

1.2	The Company hereby agrees that the Existing Shareholders shall grant such option to WFOE in accordance with above mentioned Article 1.1 and other provisions of this Agreement.

1.3	Existing Shareholders and the Company hereby confirm that the Share Transfer Option shall also be deemed to include an irrevocable exclusive right granted by the Existing Shareholders and the Company to the WFOE and/or its designated entity or individual to purchase all or part of the Company’s assets (including, but not limited to, all tangible and intangible assets that the Company currently owns and may acquire in the future, such as computer software copyright, patent right, patent application right, trademark, domain name, etc.). All terms and conditions of this Agreement shall apply to the purchase of all or part of the Company’s assets (including price terms) by the WFOE and/or its designated entity or individual under this Agreement, unless the application of such terms and conditions will violate applicable laws and regulations. The WFOE and/or its designated entity or individual may choose to purchase all or part of the equity interests from any Existing Shareholder, or to purchase all or part of the Company’s assets, or to exercise them simultaneously.

2.	The Exercise Method of Share Transfer Option

2.1	Subject to laws of China, the WFOE has absolute discretion to determine the specific time, manner and frequency of its exercise.

2.2	If the Chinese law at the time of exercise permits the WFOE and/or any other entity or individual designated by the WFOE to own all of the equity interests in the Company, the WFOE has the right to choose to exercise all the Share Transfer Option in one time or to exercise it in several times, and the WFOE and/or any other entity or individual designated by the WFOE can be granted all of the Option Equity from Existing Shareholders in one or several times accordingly; if the Chinese law at that time only permits the WFOE and/or any other entity or individual designated by the WFOE to own part of the equity interests in the Company, the WFOE has the right to determine the amount of the Option Equity subject to the ownership limits (hereinafter referred to as the “Maximum Ownership”) stipulated by Chinese law at that time, and the WFOE and/or any other entity or individual designated by the WFOE can be granted such amount of Option Equity from the Existing Shareholders. In the latter case, the WFOE has the right to exercise its Share Transfer Options in several times according to the gradually increased amount of Maximum Ownership permitted under Chinese law in order to obtain the full Option Equity ultimately.

2.3	When exercising the right, the WFOE has the right, at its sole discretion, to designate the amount of equity that the Existing Shareholders shall transfer to the WFOE and/or any other entity or individual designated by the WFOE in the exercise. The Existing Shareholders shall transfer the equity to the WFOE and/or any other entity or individual designated by the WFOE in accordance with the amount required by the WFOE.

2.4	When exercising the right, the WFOE may receive the transferred equity itself or designate a third party to receive all or part of the transferred equity.

2.5	After the WFOE decides to exercise its rights, it shall provide a notice to the Existing Shareholders on the exercise of the Share Transfer Option (hereinafter referred to as “Notice of Exercise”. The form of the notice is shown in Annex II to this Agreement). Upon receipt of the Notice of Exercise, the Existing Shareholders shall immediately transfer the Option Equity to the WFOE and/or any other entity or individual designated by the WFOE in a lump sum in accordance with the manner specified in Article 2.3 of this Agreement.

2.6	Existing Shareholders hereby undertake and guarantee, severally and jointly, that once a WFOE provides a Notice of Exercise:

(1)	They shall immediately convene a general meeting of shareholders/partners and adopt a shareholder/partnership resolution including the waiver of the preemptive right and take all other necessary actions to approve the transfer of all Option Equity to the WFOE and/or any other entity or individual designated by it at the transfer price.

(2)	They shall immediately sign a share transfer agreement with the WFOE and/or any other entity or individual designated by the WFOE to transfer all of the Option Equity to the WFOE and/or any other entity or individual designated by it at the transfer price; and

(3)	They shall, in accordance with the requirements of the WFOE and the provisions of laws and regulations, provide necessary support to the WFOE (including providing and signing all relevant legal documents, fulfilling all government approval and registration procedures and assuming all relevant obligations) in order to enable the WFOE and/or any other entity or individual designated by the WFOE to acquire all Option Equity without legal defects.

2.7	At the same time as this Agreement is executed, the Existing Shareholders shall sign a Power of Attorney (hereinafter referred to as “Power of Attorney”, the form of which is shown in Annex III to this Agreement) to authorize in writing any person designated by the Existing Shareholders to sign any and all necessary legal documents on behalf of such Existing Shareholders in order to ensure that the WFOE and/or any other entity or individual designated by the WFOE acquire all transferred equity without legal defects. The Power of Attorney shall be placed in the custody of the WFOE, and if necessary, the WFOE may at any time require Existing Shareholders to sign multiple copies of the Power of Attorney, and submit the Power of Attorney to the relevant government departments.

3.	Share transfer price

3.1	When the WFOE exercises its option each time, the share transfer price paid by the WFOE and/or any other entity or individual designated by the WFOE to the Existing Shareholders shall be RMB 10 yuan. The Existing Shareholders hereby irrevocably agree that if the applicable law at that time requires the transfer price of the Company’s equity to be higher than the aforementioned price, the lowest price as permitted by applicable laws shall be used as the share transfer price.

3.2	The Existing Shareholders hereby irrevocably agree that, upon receipt of the share transfer price paid by the WFOE and/or any other entity or individual designated by the WFOE, the price shall be returned to the WFOE and/or any other entity or individual designated by the WFOE in a manner consistent with the law within ten (10) working days.

4.	Representations and Warranties

4.1	Existing Shareholders hereby represent and warrant the following severally and jointly, and these representations and warranties shall remain valid, as they were made on the date of the transfer of Option Equity.

(1)	The Existing Shareholders are enterprise legal persons with full capacity for conduct; they have complete and independent legal status and legal capacity to execute, deliver and implement this Agreement, and can independently act as a litigation subject.

(2)	The Company is a limited liability company duly registered and legally existing in accordance with Chinese law and has independent legal personality. It has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and can independently act as a litigation subject.

(3)	It has the full power and authority to sign and deliver this Agreement and all other documents related to the transactions referred to in this Agreement that it will sign. It has the full power and authority to consummate the transactions referred to in this Agreement.

(4)	This Agreement is legally and appropriately signed and delivered by the Existing Shareholders. This Agreement constitutes a lawful and binding obligation to the Existing Shareholders and this Agreement is enforceable against the Existing Shareholders.

(5)	Existing Shareholders are the legal registered owners of the Company when this Agreement comes into force. Except for the rights set forth in this Agreement, the Equity Pledge Agreement entered into with the Company and the WFOE, and the Shareholders’ Voting Rights Proxy Agreement with the Company and the WFOE, there are no liens, pledges, claims, or any other security interests or third-party rights in the Option Equity. Under this Agreement, the WFOE and/or any other entity or individual designated by the WFOE, after exercising their rights, may acquire good ownership of the transferred equity without any lien, pledge, claim or other security interests or third-party rights.

4.2	The Company hereby represents and warrants the following:

(1)	The Company is a limited liability company with independent legal personality duly registered and validly existing in accordance with Chinese law. The Company has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a litigation subject.

(2)	The Company has the full power and authority to execute and deliver this Agreement and all other documents related to the transactions referred to in this Agreement which it will sign. It has the full power and authority to consummate the transactions referred to in this Agreement.

(3)	This Agreement is legally and appropriately signed and delivered by the Company. This Agreement constitutes a lawful and binding obligation on the Company.

(4)	Existing Shareholders are all legal registered shareholders of the Company this Agreement comes into force. Under this Agreement, the WFOE and/or any other entity or individual designated by the WFOE, after exercising their rights, may acquire good ownership of the transferred equity without any lien, pledge, claim or other security interests or third-party rights.

(5)	At the time of entry into this Agreement, the Company has the complete business licenses required for its operation, and it has full rights and qualifications to operate its business in China. The Company has operated in accordance with the law since its establishment. There are no violations or possible violations of the regulations and requirements of industry and commerce, taxation, culture, quality and technical supervision, labor and social security and other government departments, and there are no disputes about its breach of contract.

5.	Undertakings of Existing Shareholders

The Existing Shareholders hereby severally and jointly undertake the following:

5.1	During the validity period of this Agreement, they shall take all necessary measures to ensure that the Company is able to obtain all the business licenses needed to operate its business in a timely manner and that all business licenses remain valid at all times.

5.2	During the validity period of this Agreement, without prior written consent of the WFOE:

(1)	No Existing Shareholder may transfer or dispose of any Option Equity in any other way or set up any security interest or other third-party rights on any Option Equity;

(2)	No Existing Shareholder may increase or decrease the registered capital of the Company or otherwise change its registered capital structure;

(3)	No Existing Shareholder may dispose of or cause the management of the Company to dispose of any major assets of the Company (except those occurring in the normal course of business);

(4)	No Existing Shareholder may terminate or cause the management of the Company to terminate any major agreement entered into by the Company or to sign any other agreement that may conflict with existing major agreements;

(5)	No Existing Shareholder may, severally or jointly, cause the Company to enter into transactions that may substantially affect the Company’s assets, liabilities, business operations, ownership structure, the third parties’ equities and other legal rights held by the Company (except those arising in the normal course of business);

(6)	No Existing Shareholder may appoint or replace any Company’s directors, supervisors or executives of other companies that shall be appointed or removed by Existing Shareholders;

(7)	No Existing Shareholder may declare to distribute or actually release any distributable profits, bonus, dividends or interests, or vote to agree to the above distribution or release;

(8)	The Existing Shareholders shall ensure that the Company is validly existing without being terminated, liquidated or dissolved;

(9)	No Existing Shareholder may substantially amend the articles of association of the Company; and

(10)	The Existing Shareholders shall ensure that the Company not lend or borrow loans, or provide guarantees or other forms of guarantees, or assume any substantive obligations outside its normal business activities.

5.3	During the validity period of this Agreement, the Existing Shareholders must make their best efforts to develop the business of the Company and ensure that the Company operates legally and in compliance with the regulations. The Existing Shareholders will not perform any actions or omissions that may adversely affect the Company’s assets, goodwill or the validity of the Company’s business license.

6.	Company’s covenants

6.1	If the execution and performance of this Agreement and the granting of the Share Transfer Option under this Agreement are subject to consent, permission, waiver, authorization of any third party or approval, permission, exemption of any government agency or the registration or filing procedures with any government agency (if required by law), the Company shall satisfy the above conditions.

6.2	Without prior written consent of the WFOE, the Company will not assist or allow Existing Shareholders to transfer or otherwise dispose of any Option Equity or create any security interests or other third-party rights on any Option Equity.

6.3	Without prior written consent of the WFOE, the Company shall not merge, combine or form a joint entity with any third party, or acquire any third party or be acquired or controlled from the date hereof.

6.4	The Company shall not engage in or permit any act or action that may have a significant adverse effect on the interests of the WFOE under this Agreement, including, but not limited to, the sale, transfer, mortgage or other disposal of any of its own assets, business, income or other legal interests, or the granting of any security interests or other third-party rights (except those arising in the normal course of business) in such assets, business, income or other legal interests.

6.5	Without the prior written consent of the WFOE, the Company shall not incur, inherit, guarantee or permit any debt except that (1) debts generated in normal or routine business processes rather than through borrowing, and (2) debts disclosed to the WFOE and has obtained consent in writing from the WFOE.

6.6	The Company shall immediately notify the WFOE of any lawsuit, arbitration or administrative procedures concerning the Company’s equity and/or assets that has occurred or may occur.

6.7	From the date hereof, the Company entrusts the WFOE with the custody and control of certificates and official seals which are important to the daily operation of the Company, including but not limited to the Company’s business license, organization code certificate, official seal, contract seal, special financial seal and legal representative seal.

6.8	In case that the Existing Shareholder is in the event of the merger, split, dissolution, liquidation, bankruptcy or other circumstances may affect the exercise of its equity interests in the Company, any heir or successor of the Existing Shareholder shall be deemed to be the signatory party to the Agreement and shall inherit/assume all the rights and obligations of the Existing Shareholder hereunder. The Existing Shareholders and the Company undertake that they have made all appropriate arrangements and signed all necessary documents to ensure that the performance hereof will not be affected or hindered in the event of the merger, split, dissolution, liquidation, bankruptcy or other occurrence that may affect the Existing Shareholder’s holding of ownership of the Company.

7.	Confidentiality obligations

7.1	For the purposes of this Agreement, the term “confidential information” includes, but not limited to, all or any part of the following information: any contract, agreement, memorandum, annex, draft or record (including this Agreement) signed by the parties for the purposes of this Agreement; and any notice given by one party to this Agreement to the other parties for the purposes of this Agreement without statement that such notice includes public information. Upon termination of this Agreement, either party shall return any documents, information or software containing confidential information to the other party at the request of the other party or destroy them on its own, and delete all the confidential information from any relevant memory device, and shall refrain from using such confidential information.

7.2	Unless prior written consent of the parties to this Agreement is obtained, any party shall not disclose confidential information to any third party in any way.

7.3	Each party to the Agreement shall take the necessary measures to limit the confidential information it knows or understands to its relevant staff, agents or consultants, and require them to strictly abide by this article and not to disclose the confidential information to any third party. Each party undertakes not to disclose or divulge confidential information obtained from other parties to its unrelated staff.

7.4	No party shall be deemed to unlawfully disclose confidential information in the following circumstances:

(1)	The information is already known to the public before it is leaked (except the leakage in violation of this article):

(2)	With the prior written consent of the parties concerned:

(3)	Disclosure made in response to mandatory requirements of government departments or legal decrees, but the requirements of government departments must be issued in formal written documents, otherwise the parties to the agreement shall refuse to disclose or divulge any confidential information.

7.5	If one party to the Agreement breaches the provisions hereof, it shall compensate the other parties for their actual losses.

7.6	The parties agree that this article shall remain in force regardless of whether or not this Agreement is amended, rescinded or terminated.

8.	Term of Agreement

8.1	This Agreement shall be valid for ten years following the date all parties sign this Agreement. After the expiration of this Agreement, unless the WFOE notifies the other parties 30 days in advance that this Agreement will not be renewed, this Agreement will be renewed automatically thereafter for successive 10 years. The Agreement will be terminated after all Option Equity are transferred to the WFOE and/or any other entity or individual designated by the WFOE in accordance with the provisions of this Agreement.

8.2	The parties to this Agreement shall complete the approval and registration procedures for extending their terms within three months before the expiration of their respective operating periods so as to extend the validity of this Agreement.

8.3	During the term of this Agreement, the Existing Shareholders or the Company shall not early terminate this Agreement unless otherwise stipulated by law. However, the WFOE shall always have the right to terminate this Agreement at any time by giving written notice to other parties 30 days in advance.

9.	Notice

All notices and other communications required or sent under this Agreement shall be sent to the following addresses of the party by personal delivery, registered post, postage prepayment or commercial express service or fax. Effective date of service of such notices shall be determined as follows:

If the notice is sent by personal delivery, express service or registered post or prepaid postage, the date of delivery shall be the effective date.

If the notice is sent by fax, the effective date of service shall be the date of successful transmission (evidenced by the automatically generated transmission confirmation information).

For the purpose of notice, the addresses of the parties are as follows:

The WFOE: Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled)

Fax: 0755-33093706

Shareholder A: Shenzhen Lohas World Co., Ltd.

Address: Room 408, Smart Valley Innovation Park Building, No. 1010 Bulong Road, Minzhi Street, Longhua New District, Shenzhen City

Fax: 0755-33093706

Shareholder B: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

Address: Gongqingcheng Privately Offered Fund Innovation Park, Jiujiang City, Jiangxi Province

Fax: 0755-23613507

The Company: Lohas Agricultural Information Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled) (Actual business address: Room125, Building No. 4, Nord Holiday Garden, Nanshan Street, Nanshan District, Shenzhen)

Fax: 0755-33093706

Either party may change the address at which it receives the notice by giving notice to the other parties at any time in accordance with the provisions of this article.

10.	Liability for breach of contract

10.1	The parties agree and confirm that, if any party (hereinafter referred to as the “Defaulting Party”) materially breaches any agreement made under this Agreement or materially fails to perform any obligation under this Agreement, it constitutes a breach of contract under this Agreement (hereinafter referred to as a “Default”), and any other non-Defaulting Party (hereinafter referred to as the “Non-defaulting Party”) shall be entitled to require the Defaulting Party to make corrections or take remedial measures within a reasonable period of time. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period of time or within 15 days after the written notice provided by the Non-defaulting Party requesting for correction, then

(1)	If any of the Existing Shareholder or the Company is the Defaulting Party, the WFOE shall have the right to terminate this Agreement and claim damages from the Defaulting Party;

(2)	If the WFOE is the Defaulting Party, the Non-defaulting Party shall have the right to claim damages from the Defaulting Party, but under no circumstances shall it have any right to terminate or rescind this Agreement unless otherwise provided by law.

10.2	Notwithstanding other provisions of this Agreement, the validity of this article shall not be affected by the termination or rescission of this Agreement.

11.	Others

11.1	This Agreement is drafted both in English and Chinese languages, and both language versions shall be equally authentic. If there is any conflict between the two versions, the Chinese one shall prevail.

11.2	The Chinese version of this Agreement is made into four (4) originals, and each of the parties to this Agreement has one (1) original.

11.3	The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by Chinese law.

11.4	Any dispute arising out of or in connection with this Agreement shall be settled by the parties through consultation. If the parties fail to reach an agreement within 30 days after the dispute arises, the dispute shall be submitted to the Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) and arbitrated in Shenzhen, China, in accordance with the arbitration rules in force by the Commission at that time. The result of arbitration shall be final and binding on all parties.

The arbitral tribunal may award compensation, compulsory relief (including, but not limited to, the need for the conduct of business or compulsory transfer of assets) for the Company’s equity or property rights or decide that the Company shall be liquidated. After the arbitral award takes effect, either party has the right to apply to the court with jurisdiction for the enforcement of the arbitral award. As a measure of property preservation or enforcement, at the request of the disputing party, the court with jurisdiction has the right to provide temporary relief measures to the disputing party while awaiting the formation of an arbitral tribunal or other appropriate circumstances permitted by law. Subject to the provisions of Chinese law, the courts of following places: (1) the Cayman Islands, (2) the place of incorporation of the Company, (3) the location of the NASDAQ Stock Market and (4) location of the main assets of the Company or the location of the ultimate controlling shareholder of the Company, shall have jurisdiction over the foregoing purposes.

11.5	Any rights, powers and remedies conferred on each party by any provision of this Agreement shall not exclude any other rights, powers or remedies enjoyed by that party in accordance with the provisions of law and other provisions of this Agreement, and the exercise of one party’s rights, powers and remedies shall not exclude the exercise of other rights, powers and remedies enjoyed by that party.

11.6	A party’s failure to exercise or delay the exercise of any rights, powers and remedies enjoyed by it under this Agreement or law will not result in the waiver of such rights. In addition, any waiver of single or partial rights of that party shall not preclude the party’s exercise of such rights in other ways and the exercise of other rights of that party.

11.7	The headings of each article of this Agreement are for convenience purposes only. In no case shall such headings be used or affect the interpretation of the provisions of this Agreement.

11.8	Each article of this Agreement is severable and independent from any other article. At any time any one or more articles of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other articles of this Agreement shall not be affected.

11.9	This Agreement shall replace all agreements reached by parties on the contents hereof prior to the Agreement. Any amendment or supplement to this Agreement must be made in writing and duly signed by the parties to this Agreement before it can come into force.

11.10	Unless otherwise provided in this Agreement, any party shall not transfer any rights and/or obligations under this Agreement to any third party without the prior written consent of other parties.

11.11	This Agreement shall be binding on the legitimate successors of all parties.

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(This page is the signature page of Exclusive Option Agreement)

In witness of this, the Exclusive Option Agreement is signed by the following parties on the date and the place first written above.

Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Title:	Authorized Representative of Executive Partner

Lohas Agricultural Information Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Annex I:

Basic facts of the Company

Company name: Lohas Agricultural Information Technology Co., Ltd.

Registration address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled) (Actual business address: Room125, Building No. 4, Nord Holiday Garden, Nanshan Street, Nanshan District, Shenzhen)

Registered capital: RMB 50 million yuan

Legal Representative: ZHANG Yanyue

Shareholding structure:

Name of shareholders	Amount of contribution (RMB ten thousand yuan)	Proportion of contribution
Shenzhen Lohas World Co., Ltd.	4,966.6667	99.333334%
Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)	33.3333	0.666666%
Total	5,000	100%

Annex II:

Form of Exercise Notice

To: Shenzhen Lohas World Co., Ltd., Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

Reference is made to certain Exclusive Option Agreement (hereinafter referred to as the Option Agreement) with each of you and Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as the “Company”) on ____ (Day)____ (Month)___(Year). Pursuant to the Option Agreement, is the parties thereto agreed that, subject to Chinese laws and regulations, each of you shall transfer to us and/or any third party designated by us the equity interests you hold in the Company in accordance with our requirements.

Therefore, we hereby give you the following notice:

We hereby request to exercise the option under the Option Agreement and the Company or _____ designated by the Company is the transferee of your _____% equity of the Company (hereinafter referred to as the “proposed transferable equity”).

Upon receipt of this notice, you are requested to transfer all the proposed transferable equity to the Company as stipulated in the Option Agreement.

Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Annex III:

Form of Power of Attorney

Shenzhen Lohas World Co., Ltd. (the “Company”), hereby irrevocably entrusts _____ , ID No.: ____________, as the authorized trustee of the Company to sign the share transfer agreement and other relevant legal documents between the Company and Lohas World (Shenzhen) Intelligent Technology Co., Ltd. on the transfer of equity interests in Lohas Agricultural Information Technology Co., Ltd. and to handle all formalities such as industrial and commercial registration related to the ownership change. The Company confirms that such share transfer agreements and other relevant legal documents are legally binding upon the Company upon execution.

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Form of Power of Attorney

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (the “Company”)hereby irrevocably entrusts _Zhang Yanyue____ , ID card No.: ____________ , as the authorized trustee of the Company to sign the share transfer agreement and other relevant legal documents between the Company and Lohas World (Shenzhen) Intelligent Technology Co., Ltd. on the transfer of equity interests in Lohas Agricultural Information Technology Co., Ltd. and to handle all formalities such as industrial and commercial registration related to the ownership change. The Company confirms that such share transfer agreements and other relevant legal documents are legally binding upon the Company upon execution.

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Duties: